Product supplement FF To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Performance Tracking Securities Linked to an Index

General

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Deutsche Bank AG may offer and sell securities linked to an index from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement or pricing supplement, as the case may be, will describe the index. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying underlying supplement, if applicable, prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.
•	Payment on the securities is linked to an underlying index as described below.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

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The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the index or the component stocks underlying the index.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” in this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

August 27, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement, if applicable, and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement, if applicable, pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement, if applicable, pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, if applicable, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, if applicable, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, if applicable, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, if applicable, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate underlying supplement or pricing supplement, as the case may be, will describe the index to which the securities are linked. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement, if applicable, and pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to each $10.00 security face amount of our Performance Tracking Securities Linked to an Index.

What are the securities?

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to an underlying index (the “Index”). The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement, if applicable, and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will not make coupon payments on the securities, and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Instead, on the Maturity Date or, if specified in the relevant pricing supplement, upon the occurrence of an Early Redemption Event or on a predetermined Exchange Date, you will receive a payment in cash, the amount of which will vary depending on the performance of the Index calculated in accordance with the formula set forth below and whether the securities have a Strike Level. The securities may be subject to an upfront fee and a Fee Amount as set forth below.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations of $10.00 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The face amount and issue price of each security is $10.00, unless otherwise specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of DTC or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The Maturity Date and any applicable Exchange Dates for the securities will be set forth in the relevant pricing supplement and any such date is subject to adjustment if such date is not a business day or if the Final Valuation Date or applicable Exchange Valuation Date is postponed as described below.

The amount you will receive at maturity or upon early redemption or early exchange, if applicable, is based on the value of the applicable Index Closing Level relative to the Index Starting Level (or the Strike Level, if applicable) and on any upfront fee and Fee Amount, if applicable.

At maturity or upon early redemption or early exchange, if applicable, you will receive a cash payment per $10.00 security face amount equal to the Redemption Amount. Unless otherwise specified in the relevant pricing supplement, the “Redemption Amount”, determined on the applicable Early Redemption Valuation Date, Exchange Valuation Date or the Final Valuation Date, as the case may be, will be calculated as follows (using the Index Performance and Fee Amount on such Early Redemption Valuation Date, Exchange Valuation Date or Final Valuation Date, as applicable):

Redemption Amount  =  (Investment Amount x Index Performance)  –  any applicable Fee Amount

The “Investment Amount” per $10.00 security face amount will be calculated as follows:

Investment Amount  =  $10.00  –  any applicable upfront fee

The securities are fully exposed to any decline in the level of the Index. You will lose some or all of your investment if the Index declines or if the Index does not increase by an amount sufficient to offset the cumulative effect of any Fee Amount and upfront fee.

The relevant pricing supplement may specify that if the Redemption Amount as calculated by the Calculation Agent on any trading day during the term of the securities or other specified period falls below a specified level (an “Early Redemption Event” and such level the “Trigger Level”), you will receive a cash payment per $10.00 security face amount equal to the Redemption Amount determined on the date that the Early Redemption Event occurred or such other date as may be specified in the relevant pricing supplement (the “Early Redemption Valuation Date”). Unless otherwise specified in the relevant pricing supplement, payment of the Redemption Amount upon the occurrence of an Early Redemption Event, if applicable, will be made on the third business day following the Early Redemption Valuation Date.

The relevant pricing supplement may specify that an Early Redemption Event can occur based on the Redemption Amount calculated using the closing level of the Index on an applicable trading day. Alternatively, the relevant pricing supplement may describe a different method of determining whether an Early Redemption Event has occurred. In particular, the pricing supplement may specify that an Early Redemption Event can occur if, at any time during an applicable trading day, the Redemption Amount falls below the Trigger Level. In such case, for the purpose of determining whether an Early Redemption Event has occurred, the Index Performance and the Fee Amount as used in the calculation of the Redemption Amount, will be determined using the intraday level of the Index (instead of the Index Closing Level) as made available by the sponsor of the Index. Even if the Redemption Amount is determined using an intraday Index level for the purpose of determining whether an Early Redemption Event has occurred, unless otherwise specified in the relevant pricing supplement, the Redemption Amount that you will receive upon the occurrence of an Early Redemption Event will be calculated using the Index Closing Level on the Early Redemption Valuation Date.

The relevant pricing supplement may specify an Index level other than the Index closing level on the trade date (the “Index Starting Level”) to be used for calculating the Index Performance and the amount, if any, payable at maturity or upon an early exchange (such alternate Index level, the “Strike Level”). For example, the relevant pricing supplement may specify that a Strike Level, equal to 95% of the Index Starting Level, shall be used to calculate the Index Performance. Unless otherwise specified in the relevant pricing supplement, the “Index Closing Level” on any trading day will be the official closing level of the Index (or any successor index) on such trading day.

The “Final Valuation Date” and, if applicable, one or more “Exchange Valuation Dates” will be specified in the relevant pricing supplement. We refer to the Final Valuation Date and any

Exchange Valuation Dates as “Index Valuation Dates” in this product supplement. Any Index Valuation Date is subject to postponement in the event of certain market disruption events and as described in this product supplement.

Unless otherwise specified in the relevant pricing supplement, the “Index Performance” on any trading day will be calculated, using the Index Closing Level on such trading day and the Index Starting Level (or Strike Level, if applicable) specified in the relevant pricing supplement, as follows:

Index Performance =	Index Closing Level
Index Starting Level (or Strike Level, if applicable)

provided that the Index Performance may also be calculated using an intraday level of the Index instead of the Index Closing Level (as discussed above).

The “Fee Amount”, if applicable, will equal a percentage per annum (which will be specified in the relevant pricing supplement) x Investment Amount x Index Performance, calculated on a daily basis, with the Fee Amount being equal to zero on the trade date, and then increasing, on each subsequent calendar day, by an amount equal to: (a percentage/365) x Investment Amount x Index Performance.

If applicable, any upfront fee will be specified in the relevant pricing supplement.

A “trading day” is, unless otherwise specified in the relevant pricing supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the Index.

“Relevant exchange” means, unless otherwise specified in the relevant pricing supplement, the primary organized exchange or market of trading for the Index, any component stock underlying the Index, or any futures or options contract related to the Index, as applicable.

If specified in the relevant pricing supplement, you will have the right to exchange your securities on a pre-determined exchange date (the “Exchange Date”) for a cash payment equal to the Redemption Amount determined on the corresponding Exchange Valuation Date. The relevant pricing supplement may specify more than one possible Exchange Date.

The Index Valuation Date(s) will be specified in the relevant pricing supplement and any such date is subject to adjustment as described below. If an Index Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Index Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided, that the Index Closing Level for an Index Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index Closing Level for the Index Valuation Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each component stock most recently underlying the Index.

The Maturity Date will be set forth in the relevant pricing supplement. If the scheduled Maturity Date (as specified in the relevant pricing supplement) is not a business day, then the Maturity Date will be the next succeeding business day following such scheduled Maturity Date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Maturity Date, the Maturity Date will be the third business day following such Final Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement.

If any scheduled Exchange Date (as specified in the relevant pricing supplement) is not a business day, then such Exchange Date will be the next succeeding business day following such scheduled Exchange Date. If, due to a market disruption event or otherwise, an Exchange Valuation Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Exchange Date corresponding to such scheduled Exchange Valuation Date, such Exchange Date will be the third business day following such Exchange Valuation Date, as postponed, unless otherwise specified in the relevant pricing supplement.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Specific terms will be described in the relevant pricing supplement

The specific terms of the securities will be described in the relevant pricing supplement. The terms described in that document supplement those described in this product supplement and in the accompanying prospectus supplement and prospectus. If the terms described in the relevant pricing supplement are inconsistent with those described in this product supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will control.

Any relevant pricing supplement, including any free writing prospectus, should be read in connection with this product supplement, the accompanying prospectus supplement, prospectus and the relevant underlying supplement, if applicable.

What are some of the risks of the securities?

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Index or any of the component stocks underlying the Index. These risks are explained in more detail in the “Risk Factors” section below.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS – The securities do not guarantee any return of your initial investment. The return on the securities at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange is linked to the performance of the Index and will depend on whether, and the extent to which, the Index Performance is positive or negative and whether the Index increases by an amount sufficient to offset the cumulative effect of any applicable fees. Your investment in the securities is fully exposed to any decline in the level of the Index and you could lose some or all of your initial investment in the securities.

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IF A TRIGGER LEVEL IS SPECIFIED IN THE RELEVANT PRICING SUPPLEMENT AND AN EARLY REDEMPTION EVENT OCCURS, YOUR SECURITIES WILL BE EXCHANGED AUTOMATICALLY FOR A CASH AMOUNT EQUAL TO THE REDEMPTION AMOUNT ON THE EARLY REDEMPTION VALUATION DATE – Such Redemption Amount will be less than your initial investment in the securities. Furthermore, you will not benefit from any appreciation of the Index that may occur after the Early Redemption Valuation Date and you will not be able to hold your securities until maturity or any applicable Exchange Date.

•	CUMULATIVE EFFECT OF APPLICABLE FEES – The cumulative effect of any applicable fees will reduce your participation in the performance of the Index.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES – The original issue price of the securities includes the agents’ commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. The securities may also be subject to upfront fees and an ongoing Fee Amount. As a result, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions prior to maturity or early exchange, if at all, will likely be lower than the original issue price, and any such sale prior to the Maturity Date or any applicable Exchange Date could result in a substantial loss to you. In addition, the cumulative effect of any applicable fees will reduce your participation in the performance of the Index, whether your securities are redeemed prior to or at maturity.

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NO COUPON PAYMENTS, DIVIDEND PAYMENTS OR VOTING RIGHTS – As a holder of the securities, you will not receive coupon payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

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THE INDEX PERFORMANCE WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES RELATED TO THE U.S. DOLLAR THAT MIGHT AFFECT THE INDEX – The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and foreign currencies, if any, in which any of the component stocks underlying the Index are traded. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

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THE SECURITIES MAY BE SUBJECT TO CURRENCY EXCHANGE RISK – If any of the component stocks underlying the Index are traded in foreign currencies, the prices of such component stocks may be converted into U.S. dollars for the purpose of calculating the value of the Index. In such case, your investment will be exposed to currency exchange rate risk with respect to each of the foreign currencies represented in the Index.

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LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the securities in the secondary market but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities in a secondary market transaction is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

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POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES – In addition to the level of the Index on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Index;

•	the time to maturity of the securities;

•	the market price and dividend rate on the component stocks underlying the Index;

•	interest and yield rates in the market generally and in the markets of the component stocks underlying the Index;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies of the nations in which the companies included in the Index are domiciled;

•	supply and demand for the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEX TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES – Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Index to which the securities are linked.

The securities may be a suitable investment for you if:

•	You seek an investment with a return linked to the performance of the Index;

•	You are willing and able to hold the securities to maturity or, if applicable, to an Exchange Date;

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If a Trigger Level is specified in the relevant pricing supplement, you are willing to accept that your securities will be exchanged automatically for their Redemption Amount upon the occurrence of an Early Redemption Event and that such Redemption Amount will be less than your initial investment in the securities;

•	You do not seek current income from your investment;

•	You believe the level of the Index will increase during the term of the securities by an amount sufficient to offset the cumulative effect of any applicable fees; and

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You are willing to accept the risk that you may lose some or all of your investment if the Index does not appreciate from the Index Starting Level (or Strike Level, if applicable) by an amount sufficient to offset the cumulative effect of any applicable fees.

The securities may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index;

•	You are unwilling or unable to hold the securities to maturity or, if applicable, to an Exchange Date;

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You believe that the level of the Index will decline during the term of the securities or that the Index will not appreciate by an amount sufficient to offset the cumulative effect of any applicable fees;

•	You seek an investment that is protected against the loss of your initial investment;

•	You seek current income from your investments; or

•	You seek an investment for which there will be an active secondary market.

What are the tax consequences of the securities?

You should review carefully the section in this product supplement entitled “Certain U.S. Federal Income Tax Consequences.” Subject to the limitations described therein, although the tax consequences of an investment in the securities are uncertain, except as otherwise provided in the relevant pricing supplement we believe that it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. Assuming this treatment is respected, your gain or loss on the securities should be long-term capital gain or loss if you hold the securities for more than one year. If, however, the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities might differ materially. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this product supplement and the accompanying pricing supplement.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you may refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You are urged to consult your own tax adviser regarding all aspects of the U.S. federal tax consequences of investing in the securities, as well as any tax consequences arising under laws of any state, local or non-U.S. taxing jurisdiction.

What are the steps to calculate payment at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange?

Unless otherwise specified in the relevant pricing supplement, set forth below is an explanation of the steps necessary to calculate the payment at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange.

Step 1: Calculate the Index Performance

Unless otherwise specified in the relevant pricing supplement, the Index Performance is calculated as follows:

Index Performance =	Index Closing Level
Index Starting Level (or Strike Level, if applicable)

Step 2: Calculate the Fee Amount

The Fee Amount, if applicable, is equal to a pre-determined percentage per annum (as specified in the relevant pricing supplement) multiplied by the Investment Amount multiplied by the Index Performance, calculated on a daily basis, with the Fee Amount being equal to zero on the trade date, and then increasing, on each subsequent calendar day, by an amount equal to: (a pre-determined percentage/365) x Investment Amount x Index Performance.

Step 3: Calculate the Redemption Amount

At maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange you will receive a cash payment per $10.00 security face amount equal to the Redemption Amount, calculated as follows (using the Index Performance and Fee Amount on the applicable Early Redemption Valuation Date, Exchange Valuation Date or Final Valuation Date):

Redemption Amount  =  (Investment Amount x Index Performance)  –  any applicable Fee Amount

The Investment Amount per $10.00 security face amount will be calculated as follows:

Investment Amount  =  $10.00  –  any applicable upfront fee

The securities are fully exposed to any decline in the level of the Index. You will lose some or all of your investment if the Index declines or if the Index does not increase by an amount sufficient to offset the cumulative effect of any Fee Amount and upfront fee.

Hypothetical Payment Amounts on Your Securities

The relevant pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your securities at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange and the cash payment that could be delivered for each of your securities on the Maturity Date or on any Exchange Date or upon the occurrence of an Early Redemption Event, based on a range of hypothetical Index Performances and on various key assumptions shown in the relevant pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical Index Closing Levels on the applicable Index Valuation Date or Early Redemption Valuation Date could have on the Redemption Amount, as calculated in the manner described in the relevant pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the Index that may not be achieved on the Index Valuation Date and on assumptions regarding terms of the securities that will not be set until the trade date.

As calculated in the relevant pricing supplement, the hypothetical payment amounts on your securities on the Maturity Date or on any Exchange Date may bear little or no relationship to the actual market value of your securities on that date or at any other time, including any time you might wish to sell your securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your securities might be, it may bear little relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the Index or in the component stocks underlying the Index.

We describe various risk factors that may affect the market value of the securities under “Risk Factors” in this product supplement.

We cannot predict the closing levels of the Index. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your securities on the Maturity Date or, if applicable, on any Exchange Date or upon the occurrence of an Early Redemption Event, nor should it be viewed as an indication of the financial return on your securities or of how that return might compare to the financial return if you were to invest directly in the Index or the component stocks underlying the Index.

RISK FACTORS

Your investment in the securities will involve certain risks. We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment. Investing in the securities is not equivalent to investing directly in the Index or any of the component stocks underlying the Index. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the accompanying prospectus supplement and prospectus and the relevant underlying supplement, if applicable, and pricing supplement before you decide that an investment in the securities is suitable for you.

We will not make coupon payments on the securities and the securities do not guarantee the return of your initial investment at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon an early exchange.

We will not make coupon payments on the securities and the securities may not return any of your initial investment. We will pay you at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon an early exchange a Redemption Amount per security, based on the performance of the Index and the cumulative effect of any applicable fees. Because the level of the Index is subject to fluctuations in the component stocks underlying the Index and market performance generally, the amount of cash you receive at maturity or upon an early exchange may be more or less than your initial investment. If the level of the Index declines from the Index Starting Level (or Strike Level, if applicable), you will lose some or all of your initial investment at maturity or upon early exchange. Even if the level of the Index increases, you will receive a positive return on your securities only if such increase is sufficient to offset the cumulative effect of any applicable fees.

The cumulative effect of the fees will reduce your participation in the performance of the Index.

The fees (which may consist of an upfront fee and/or a Fee Amount), if applicable, will diminish the value of the securities by reducing the Redemption Amount. The upfront fee, if applicable, will be provided in the relevant pricing supplement. The Fee Amount, if applicable, is equal to a percentage per annum (which will be provided in the relevant pricing supplement) multiplied by the Investment Amount multiplied by the Index Performance, calculated on a daily basis. If the value of the Index decreases or does not increase by an amount sufficient to offset the cumulative effect of the fees on the Redemption Amount, you will receive less than your initial investment at maturity or upon an early exchange.

If a Trigger Level is specified in the relevant pricing supplement and an Early Redemption Event occurs, your securities will be exchanged automatically for a cash amount equal to the Redemption Amount on the Early Redemption Valuation Date.

If an Early Redemption Event occurs, your securities will be exchanged for a cash amount equal to the Redemption Amount on the Early Redemption Valuation Date. Such Redemption Amount will be less than your initial investment in the securities. You will not benefit from any appreciation of the Index that may occur after the Early Redemption Valuation Date and you will not be able to hold your securities until maturity or any applicable Exchange Date.

Your return on the securities, if any, generally will not reflect dividends on the component stocks underlying the Index.

Your return on the securities, if any, will not reflect the return you would realize if you actually owned the component stocks underlying the Index and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity or upon the occurrence of an Early Redemption Event or early exchange of the securities by reference to the applicable Index Closing Level. The Index Closing Level on any trading day reflects the prices of the component stocks as calculated in the Index without taking into consideration the value of dividends paid on those stocks.

There are certain indices, generally referred to as total return indices, that include dividend distributions in the return of the index. If an index is described as a total return index with 100% dividend reinvestment, the distributions paid on the securities or other assets included in such index are deemed to be reinvested in the index, so that the index level would include such distributions.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent do not act as market makers, it is likely that there would be little or no secondary market for the securities.

The Index Closing Level on the Final Valuation Date, Exchange Valuation Date or Early Redemption Valuation Date could be less than the Index Closing Level on the day you receive payment, if any, of the Redemption Amount at maturity or upon early exchange or early redemption, as applicable.

The Redemption Amount, if any, that you receive on the Maturity Date or, if applicable, on an Exchange Date or upon the occurrence of an Early Redemption Event will be calculated on the Final Valuation Date, Exchange Valuation Date or Early Redemption Valuation Date, as applicable, and could be less than the amount you would have received if such calculation was effected on the date you receive your payment. This difference could be particularly large if there is a significant increase in the level of the Index after the applicable valuation date, if there is a significant decrease in the level of the Index around the applicable valuation date or if there is significant volatility in the Index Closing Level during the term of the securities (especially on dates near the applicable valuation date).

The Index Performance for the securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect an Index whose component stocks are traded in currencies other than the U.S. dollar.

Although the component stocks underlying the Index may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Index, are denominated in U.S. dollars, and the amount payable on the securities at maturity or upon the occurrence of an Early Redemption Event or early exchange will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the component stocks underlying the Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index

Performance for the securities. The Redemption Amount on the Maturity Date, the applicable Exchange Date or upon the occurrence of an Early Redemption Event will be determined solely in accordance with the procedures described in this product supplement.

The securities may be subject to currency exchange risk.

Because the prices of the component stocks underlying the Index may be converted by the sponsor of the Index (the “Sponsor”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the Index, holders of the securities may be exposed to currency exchange rate risk with respect to each of the countries represented in the Index. An investor’s net exposure will depend on the extent to which the currencies of the component stocks underlying the Index strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency strengthens against the respective component currencies, the value of the Index may be adversely affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries relevant to the Index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries, the United States and other countries important to international trade and finance.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the Index on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Index. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Index;

•	the time to maturity of the securities;

•	the market price and dividend rate on the component stocks underlying the Index;

•	interest and yield rates in the market generally and in the markets of the component stocks underlying the Index;

•

economic, financial, political, regulatory or judicial events that affect the component stocks underlying the Index or stock markets generally and which may affect the Index Closing Level on any Index Valuation Date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Index;

•	supply and demand for the securities; and

•	our creditworthiness, including actual and anticipated downgrades in our credit ratings.

No one can predict the future performance of the Index based on its historical performance.

The value of the Index may decrease such that you will not receive any return of your investment. If the applicable Index Closing Level is less than the Index Starting Level (or Strike Level, if applicable), you will lose some or all of your investment at maturity or upon early exchange. Additionally, even if the level of the Index increases, you will receive a positive return on your securities only if such increase is sufficient to offset the cumulative effect of any applicable fees.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity or early exchange.

The original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions prior to maturity or early exchange, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

The Sponsor may adjust the Index in ways that affect its level, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Index. The Sponsor can add, delete or substitute the component stocks underlying the Index or make other methodological changes that could change the level of the Index. You should realize that the changing of companies included in the Index may affect the Index as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Index.

We do not control the Index or the component stocks underlying the Index.

Except as we may otherwise describe in the relevant pricing supplement, we are not affiliated with any of the companies whose stocks underlie the Index. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the component stocks underlying the Index or your securities. None of the money you pay us will go to the Sponsor or any of the companies included in the Index, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

You will not have voting rights or rights to receive dividends.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the component stocks underlying the Index would have.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the component stocks underlying the Index and other financial instruments related to the Index and its component stocks on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Index and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in the Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stocks are included in the Index. Any prospective purchaser of securities should undertake such independent investigation of each company whose stock is included in the Index as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the levels of the Index or the component stocks underlying the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the component stocks underlying the Index and the level of the Index and, therefore, the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Fee Amount, any applicable upfront fees, the Index Starting Level, the Index Closing Level, the Index Performance, whether an Early Redemption Event has occurred, if applicable, and the amount, if any, that we will pay you at maturity or, if applicable, upon the occurrence of an Early Redemption Event or early exchange. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Index Performance on any Index Valuation Date and calculating the amount that we are required to pay you, if any, at maturity or upon early exchange. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Index Valuation Dates and the Maturity Date or any Exchange Date will be postponed and your return will be adversely affected.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. tax consequences of an investment in a security are unclear.

There is no direct legal authority regarding the proper U.S. tax treatment of a security, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of a security are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for a security, the timing and character of income on a security might differ materially from the description herein. You should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in a security (including alternative treatments) as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Please read carefully the section of this product supplement called “Certain U.S. Federal Income Tax Consequences.”

VALUATION OF THE SECURITIES

At maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange. Your cash payment at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange is based on the Index Performance and the cumulative effect of any applicable fees, as described in this product supplement.

Prior to maturity. You should understand that the market value of your securities will be affected by several factors, many of which are beyond our control and interrelate in complex ways. Generally, we expect that the levels of the Index on any day will affect the market value of your securities more than any other single factor. Other factors that may influence the market value of your securities include supply and demand for your securities, exchange rates, the volatility of the Index, and any changes to the component stocks underlying the Index, dividend payments on the component stocks underlying the Index, the level of interest rates and other economic conditions, as well as our perceived creditworthiness. See “Risk Factors” in this product supplement for a broader description of factors that could affect the market value of your securities.

GENERAL TERMS OF THE SECURITIES

The following is a summary of general terms of the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in the relevant underlying supplement, if applicable, and pricing supplement and in the accompanying prospectus supplement and prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the securities:

Coupon Payments

We will not make any coupon payments on the securities during the term of the securities.

Denomination

Each security will have an initial investment amount of $10.00, unless otherwise specified in the relevant pricing supplement.

Exchange Right

If specified in the relevant pricing supplement, you will have the right to exchange your securities on a predetermined Exchange Date for a cash payment equal to the Redemption Amount determined on the corresponding Exchange Valuation Date. The relevant pricing supplement may specify more than one possible Exchange Date.

In order to effect this exchange and receive the Redemption Amount, you must instruct your broker or other person through whom you hold your securities, in writing, no later than 12:00 p.m. (New York City time) on the 10th business day prior to the applicable Exchange Date, to transfer your book-entry interest in the securities to the Trustee for the benefit of our account at or prior to 10:00 a.m. (New York City time) on the third business day after the applicable Exchange Valuation Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If you instruct your broker or other person through whom you hold your securities after 12:00 p.m. (New York City time) on the 10th business day prior to the applicable Exchange Date, your notice will not be effective, you will not be able to exchange your securities until the following Exchange Date and you will need to complete all the required steps if you should wish to exchange your securities on any subsequent Exchange Date.

Since the securities will be held only in book-entry form, only DTC may exercise the exchange right with respect to the securities. Accordingly, beneficial owners of securities that desire to have all or any portion of their securities exchanged must instruct the DTC participant through which they own their interest to direct DTC to exercise the exchange right on their behalf. All instructions given to participants from beneficial owners of securities relating to the right to exchange their securities will be irrevocable. In addition, at the time instructions are given in order to effect this exchange and receive the Redemption Amount, each beneficial owner must direct the participant through which it owns its interest to transfer its book-entry interest in the related securities, on DTC’s records, to the Trustee for the benefit of our account.

Early Redemption

The relevant pricing supplement may specify that if the Redemption Amount as calculated by the Calculation Agent on any trading day falls below the Trigger Level, you will receive a cash payment per $10.00 security face amount equal to the Redemption Amount determined on the Early Redemption Valuation Date.

Market Disruption Events

The calculation agent will determine the Index Closing Level on one or more Index Valuation Dates. As described above under “Description of Securities—What are the securities?,” the Index Valuation Date(s) may be postponed, and thus the determination of the Index Closing Level on such date may be postponed, if the calculation agent determines that a market disruption event has occurred or is continuing on the Index Valuation Date(s). If such a postponement occurs, the calculation agent will calculate the relevant Index Closing Level on the first trading day on which no market disruption event has occurred or is continuing; provided, that the Index Closing Level for an Index Valuation Date will not be determined on a date later than the tenth scheduled trading day after the Final Valuation Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Index Closing Level for the Index Valuation Date on such date in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each component stock most recently underlying the Index.

Any of the following will be a “market disruption event,” in each case as determined by the calculation agent in its sole discretion:

•

a termination, suspension, absence or material limitation of trading in a material number of Index constituent stocks for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

•

a termination, suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent stocks in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in such market;

•	termination, suspension, absence or material limitation of trading in any futures contract included in the Index;

•	a change in the settlement price of any futures contract included in the Index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

•	the settlement price is not published for any individual futures contract included in the Index;

•	the Index is not published; or

•

in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to your securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds.”

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; or

•	a decision to permanently discontinue trading in the option or futures contracts relating to the Index, in any Index constituent stocks or Index commodities, or in any futures contract on the Index.

For this purpose, an “absence of trading” in the primary securities market or markets on which option or futures contracts related to the Index or any Index constituent stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Fee Amount, any applicable upfront fees, the Index Performance, the Index Starting Level, the Index Closing Level, whether an Early Redemption Event has occurred if applicable, and the payment at maturity or, if applicable, upon the occurrence of an Early Redemption Event or upon early exchange of the securities. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Index Starting Level, any Index Closing Level or the Index Performance will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $10.00 security at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10.00 security face amount upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $10.00 security face amount as described under the caption “Description of Securities,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Index Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Index Valuation Dates in excess of one) shall be the corresponding Index Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon the occurrence of an Early Redemption Event or early exchange on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the securities to holders who purchase the securities at the “issue price” and will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly on a retroactive basis. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, commodities or foreign currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold a security as a part of a hedging transaction, straddle, conversion or integrated transaction, or United States holders (as defined below) who have a “functional currency” other than the U.S. dollar.

In addition, we will not attempt to ascertain whether any Index constituent would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If one or more Index constituents were so treated, certain adverse U.S. federal income tax consequences might apply, to a United States holder in the case of a PFIC and to a non-United States holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such Index constituents and consult your tax adviser regarding the possible consequences to you if an Index constituent is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Except as otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as cash-settled prepaid financial contracts for U.S. federal income tax purposes. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you are urged to consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment is respected.

Tax Consequences to United States Holders

The following discussion applies to “United States holders” of the securities. You are a “United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as otherwise provided in the relevant pricing supplement and assuming that the treatment of the securities described above is respected, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities.

Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange (including an early redemption, if applicable), as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange (including an early redemption, if applicable) of the securities prior to maturity or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities so sold, exchanged or retired. Your tax basis in the securities generally will equal the amount you paid to acquire the securities. Such gain or loss should be capital gain or loss and should be long- term capital gain or loss if you have held your securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could materially affect the timing and/or character of the income or loss with respect to a security. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined at the time of issuance of the securities, even though no corresponding cash would be received on the securities. In addition, any gain on the sale, exchange or retirement of the securities would generally be treated as ordinary income. Other treatments also are possible. Accordingly, you should consult your own tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Consequences to Non-United States Holders

The following discussion applies to you only if you are a non-United States holder of the securities. You are a “non-United States holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a non-United States holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement. Such a holder should consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or retirement of the securities.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding backup withholding, gain from the sale or exchange (including an early redemption, if applicable) of the securities prior to maturity or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any payments or accruals made or deemed to be made nonetheless would not be subject to U.S. federal income or withholding tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable documentation requirements; and (ii) any gain realized on a sale, exchange or retirement (including an early redemption, if applicable) of the securities is not effectively connected with your conduct of a trade or business in the United States.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and if payments on the securities are effectively connected with the conduct of that trade or business, you generally will be taxed in the same manner as a United States holder. If the preceding sentence applies to you, then in order to claim an exemption from withholding tax, you will be required to provide a properly executed IRS Form W-8ECI in lieu of IRS Form W-8BEN. If this paragraph applies to you, you are urged to consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. If you are a non-United States holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you generally will not be subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Index, the component stocks underlying the Index, or instruments whose value is derived from the Index or its underlying stocks. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the level of the Index as well as the Index Starting Level, and therefore effectively establish a higher level that the Index must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Index, the component stocks underlying the Index, or instruments whose value is derived from the Index or its component stocks. Although we have no reason to believe that any of these activities will have a material impact on the level of the Index or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE UNDERLYING INDEX

The Index to which payment on the securities will be linked, along with the method of calculating payments on the securities in the event that the Index is discontinued, will be described in the relevant underlying supplement, if applicable, or in the relevant pricing supplement.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying underlying supplement, if applicable, prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying underlying supplement, if applicable, prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying underlying supplement, if applicable, prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.